                                  FORM 8-KA

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                             AMENDMENT TO REPORT
                 Filed pursuant to Section 13 or 15(d) of
                     THE SECURITIES EXCHANGE ACT OF 1934


                           THE TODD-AO CORPORATION
            (Exact name of registrant as specified in its charter)

                               File No. 0-1461

                               AMENDMENT NO. 1



    The undersigned registrant hereby amends the following items of its Form 8-K, dated June 20, 1997 as set forth in the pages attached hereto.

2.     Acquisition or Disposition of Assets.

7(a).  Financial statements of Hollywood Digital Limited Partnership.

7(b). Pro Forma financial information combining The Todd-AO Corporation and Hollywood Digital Limited Partnership.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendments to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 27, 1997

                                  THE TODD-AO CORPORATION
                                  ----------------------------


                                    /s/  Silas R. Cross
                                  ----------------------------
                                       Silas R. Cross
                                  Principal Accounting Officer

                           THE TODD-AO CORPORATION

                                    Item 2

                     Acquisition or Disposition of Assets


Subsequent event:

       In August 1997, Hollywood Digital Limited Partnership, et. al. ("HD") (the Seller) and The Todd-AO Corporation, et. al. ("TAO") (the Purchaser) agreed that the operating profit of HD for the period July 1, 1996 to June 30, 1997 was $4,793,356. Based on this operating profit, under the terms of the agreement, the purchase price is reduced from $30,400,000 to $26,160,136. The convertible subordinated notes of TAO issued as part of the total purchase price in the total amount of $12,639,077 will be cancelled and new convertible subordinated notes of TAO will be issued in the amount of $8,399,207 with the same terms and conditions as the cancelled notes.

                           THE TODD-AO CORPORATION

                                  Item 7(a)

        Financial Statements of Hollywood Digital Limited Partnership

I.     For the years ended June 30, 1996 and 1995 (Audited)

       a)     Report of Independent Public Accountants.
       b)     Balance Sheets as of June 30, 1996 and 1995.
       c) Statements of Operations for the years ended June 30, 1996 and 1995.
       d) Statements of Partners' Capital (Deficit) for the years ended June 30, 1996 and 1995.
       e) Statements of Cash Flows for the years ended June 30, 1996 and 1995.
       f)     Notes to the Financial Statements.


II.    For the nine months ended March 31, 1997 and 1996 (Unaudited)

       a)     Balance Sheet as of March 31, 1997.
       b) Statements of Income for the nine months ended March 31, 1997 and 1996.
       c) Statements of Cash Flows for the nine months ended March 31, 1997 and 1996.

                             ARTHUR ANDERSON LLP




                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                             FINANCIAL STATEMENTS
                         AS OF JUNE 30, 1996 AND 1995
                        TOGETHER WITH AUDITORS' REPORT

                             ARTHUR ANDERSON LLP




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Hollywood Digital Limited Partnership:

We have audited the accompanying balance sheets of HOLLYWOOD DIGITAL LIMITED PARTNERSHIP (the "Partnership") as of June 30, 1996 and 1995 and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and sign)ficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Digital Limited Partnership as of June 30, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                       ARTHUR ANDERSEN LLP

Los Angeles, California
August 30, 1996

                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                 BALANCE SHEETS AS OF JUNE 30. 1996 AND 1995

                                        ASSETS

                                                       1996           1995
                                                   -----------    -----------

CURRENT ASSETS:

Cash and cash equivalents                          $   119,842    $    89,272
  Accounts receivable, less allowance
  for doubtful accounts of $282,000
  and $121,000, respectively                         2,420,931      2,062,543
  Prepaid expense and other assets                     208,835        132,128
                                                   -----------    -----------
    Total current assets                             2,749,608      2,283,943
                                                   -----------    -----------
FIXED ASSETS:
  Leasehold improvements                             3,199,628      3,106,004
  Technical equipment                               16,079,108     13,410,123
  Furniture and fixtures                               893,948        795,709
                                                   -----------    -----------
                                                    20,172,684     17,311,836
  Less--Accumulated depreciation and amortization   (9,535,429)    (6,405,199)
                                                   -----------    -----------
                                                    10,637,255     10,906,637
                                                   -----------    -----------

OTHER ASSETS:

Deposits                                               101,559        299,483
  Organization costs, net of amortization
    of $169,104 and $118,373, respectively              84,552        135,283
                                                   -----------    -----------
Total assets                                           101,559        299,483
                                                   -----------    -----------
                                                   -----------    -----------

     The accompanying notes are an integral part of these balance sheets.

                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                 BALANCE SHEETS AS OF JUNE 30. 1996 AND 1995

                 LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)


                                                      1996           1995
                                                   -----------    -----------

CURRENT LIABILITIES:

  Accounts payable and accrued expenses            $ 3,672,547    $ 1,486,770
  Unearned revenue                                     199,064          -

  Current portion of notes payable, capitalized
    lease and financed equipment obligations         1,519,627      1,310,724
                                                   -----------    -----------
      Total current liabilities                      5,391,238      2,797,494

LONG TERM LIABILITIES:
  Notes payable, capital lease and financed
    equipment obligations, net of current
    portion                                         14,675,097      5,586,793
  Deferred rent                                        151,033        173,134
                                                   -----------    -----------
Total liabilities                                   20,217,368      8,557,421
                                                   -----------    -----------
COMMITMENTS AND CONTINGENCIES

Partners' capital (deficit)                         (6,644,394)     5,067,925
                                                   -----------    -----------


Total liabilities and partners' capital            $13,572,974    $13,625,346
                                                   -----------    -----------
                                                   -----------    -----------

    The accompanying notes are an integral part of these balance sheets.

                        HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                               STATEMENTS OF OPERATIONS

                      FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                                      1996           1995
                                                   -----------    -----------

NET REVENUES                                       $15,343,597    $12,651,501

 COST OF REVENUES:
  Direct expenses                                    5,362,092      4,170,395
  Depreciation                                       2,954,481      2,623,856
                                                   -----------    -----------
    Gross profit                                     7,027,024      5,857,250
                                                   -----------    -----------
OPERATING EXPENSES:
  Selling, general and administrative                8,514,529      6,170,036
  Interest expense, net                              1,500,483        670,972
  Depreciation and amortization                        334,034        314,472
                                                   -----------    -----------
  Total operating expenses                          10,349,046      7,155,480
                                                   -----------    -----------
Loss from operations                                (3,322,022)    (1,298,230)
                                                   -----------    -----------
OTHER INCOME, NET                                       27,536        564,443
                                                   -----------    -----------

    Loss from continuing operations
      before extraordinary item                     (3,294,486)      (733,787)


EXTRAORDINARY LOSS DUE TO EARLY
  EXTINGUISHMENT OF DEBT                                 -           (151,510)
                                                   -----------    -----------
  Net Loss                                         $(3,294,486)   $  (885,297)
                                                   -----------    -----------
                                                   -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                  STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

                  FOR THE YEARS ENDED JUNE 30. 1996 AND 1995



                                                    GENERAL           LIMITED
                                                   PARTNERS           PARTNERS             TOTAL
                                                   --------         -----------         -----------

BALANCE, June 30, 1994                             $(55,848)        $ 6,026,570         $ 5,970,722
Purchase of Partnership interest                          -             (17,500)            (17,500)
Net loss for 1995                                    (8,853)           (876,444)           (885,297)
                                                   --------         -----------         -----------
BALANCE, June 30, 1995                              (64,701)          5,132,626           5,067,925

Restructure of Partnership interest
 in exchange for note payable                                        (8,417,833)         (8,417,833)

Net loss for 1996                                   (32,945)         (3,261,541)         (3,294,486)
                                                   --------         -----------         -----------
BALANCE, June 30, 1996                             $(97,646)        $(6,546,748)        $(6,644,394)
                                                   --------         -----------         -----------
                                                   --------         -----------         -----------

  The accompanying notes are an integral part of these financial statements.

                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                           STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30. 1996 AND 1995


                                                                    1996          1995
                                                               ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                       $(3,294,486)   $  (885,297)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                                3,288,515      2,938,329
    Amortization of debt discount                                  82,028           -
    Deferred rent                                                  (22,101)       (22,432)
    Note payable                                                   (20,000)       (20,000)
    Loss (gain) on sale of assets                                      367         (9,567)
    Changes in operating assets and liabilities:
      Increase in accounts receivable                             (358,388)      (158,558)
      Decrease in prepaid expenses and other assets                121,217      1,075,666
        Increase (decrease) in accounts payable and
          accrued expenses                                       2,185,777     (1,701,712)
      Increase in deferred revenue                                 199,064
                                                               -----------    -----------
        Net cash provided by operating activities              $ 2,181,993    $ 1,216,429
                                                               -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                            (3,009,172)      (575,083)
Proceeds from the sale of assets                                    40,403        179,595
                                                               -----------    -----------
Net cash used in investing activities                           (2,968,769)      (395,488)
                                                               -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of Partnership interest                                     -            (17,500)
Net proceeds from issuance of debt                               2,149,748      6,484,034
 Principal payments on capital leases and
   financed equipment purchases                                 (1,332,402)    (7,670,051)
                                                               -----------    -----------
Net cash provided by (used in) financing activities                817,346     (1,203,517)
                                                               -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                       30,570       (382,576)

CASH AND CASH EQUIVALENTS, beginning of year                        89,272        471,848
                                                               -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                             119,842         89,272
                                                               -----------    -----------
                                                               -----------    -----------


   The accompanying notes are an integral part of these financial statements.

                        HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                          NOTES TO THE FINANCIAL STATEMENTS

                                    JUNE 30. 1996

1.   BUSINESS

Hollywood Digital Limited Partnership (the "Partnership") was formed in July 1992 (operations commenced in March 1993) to construct and operate a full-service, all-digital, post-production facility to provide post-production services to producers of programming for domestic and foreign distribution. The Partnership initially consisted of a general partner, which is a Delaware corporation, and Class A and B limited partners.

In June 1993, the Partnership redeemed certain Class B limited partners' interest and converted the remaining Class B limited partner interest into a Class A limited partner interest.

Post-production services begin after completion of photography and involve film-to-videotape transfer and electronic editing of the videotape, including addition of special effects and titles, color correction, sound editing and mixing, and duplication. The Partnership provides fully integrated video, audio and graphic services in an all-digital format, allowing material to be manipulated efficiently through any number of generations without any degradation of quality.

The Partnership is located in Hollywood, California and services a diverse customer base, including producers of commercials, network television series and motion pictures, music videos, and corporate promotional materials. The Partnership grants credit to its customers, substantially all of whom are participants in the entertainment industry.

The facility is housed in approximately 33,000 square feet of office space which is leased under a longterm lease agreement.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     The Partnership considers all highly liquid investments purchased with
an original        maturity date of three months or less to be cash
equivalents.

     ORGANIZATION COSTS

     Organization costs are being amortized on a straight-line basis over 5 years.

     FIXED ASSETS

     Fixed assets are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related asset ranging from 5-7 years. Amortization of leasehold improvements are provided on a straight-line basis over the shorter of the useful life or the term of the building lease.

     EQUIPMENT UNDER CAPITAL LEASES

     Equipment under capital leases are stated at the present value of future minimum lease payments, and are amortized on the straight-line method over the shorter of the lease period or the estimated useful life of the related asset.

     REVENUE RECOGNITION

     Revenues are recognized as services are performed. Payments received in advance of the services performed are classified as unearned revenue on the accompanying balance sheets.

     DEFERRED RENT

     Rent expense is recognized on a straight-line basis regardless of when payments are due in accordance with the terms of the operating lease. Deferred rent on the balance sheet reflects rent expense recognized in excess of payments made.

     ALLOCATION OF NET LOSS AND DISTRIBUTIONS

     Net loss and distributions are allocated pursuant to the Partnership Agreement.

     CONCENTRATION OF RISK

     Accounts receivable represents unsecured balances due from its customers and the Partnership is at risk to the extent such amounts become uncollectible. The Partnership performs credit evaluations of each of its customers and maintains allowances for potential credit losses. Such losses have generally been within management's expectations.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

     ACCOUNTING FOR LONG-LIVED ASSETS

     During fiscal year 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,' ("SFAS 121"), which requires all impaired long-lived assets to be written down to fair value. Management reviewed the Partnership's long-lived assets and determined that there were no events that would cause them to believe that the expected future cash flows from each long-lived asset would not result in the recovery of the carrying amounts of such assets.

     ACCOUNTING FOR INCOME TAXES

     No provision for federal or state income taxes has been included in the accompanying financial statements since such taxes, if any, are required to be reported by the respective partners on their separate income tax returns.

3.   OTHER ASSETS

The Partnership maintains certain deposits totaling $33,604 and $242,719 as of June 30, 1996 and 1995, respectively, included in deposits in the accompanying balance sheets as collateral for financing equipment obligations which accrue interest at approximately 3.5% per annum. These deposit requirements decline over the financing term and excess funds, including accrued interest, are remitted to the Partnership at periodic intervals over the financing term.

4.   DEBT

                                                   JUNE 30, 1996   JUNE 30,1995
                                                   -------------   ------------

     Harvard debt, net of unamortized               $ 8,499,861    $     -
       discount of $410,139
     Borrowings outstanding under the CIT
       line of credit agreement                       1,347,943      1,050,342
     CIT term note payable, secured by
       equipment, payable in monthly installments
       of $121,301 including interest at Prime + 2%
       per annum, due July 13, 2000                   6,148,959      5,423,691
     Capital lease obligations (Note 5)                  61,294        266,817
     Community Redevelopment Agency loan
       which is to be forgiven at a rate of 10
       percent of the $200,000 initial principle
       balance per annum through 2003                   136,667        156,667
                                                    -----------    -----------

                                                     16,194,724      6,897,517
     Less--Current amount of notes payable           (1,519,627)    (1,310,724)
                                                    -----------    -----------
     Long-term debt                                 $14,675,097    $ 5,586,793
                                                    -----------    -----------
                                                    -----------    -----------

On June 30, 1995, the Partnership obtained a new financing package from CIT totaling $12,000,000 that included term financing to refinance existing equipment debt, additional equipment financing, and a line of credit. The loss on the extinguishment and refinancing of certain capital lease obligations for the fiscal year ending June 30, 1995 is reflected as an extraordinary item in the accompanying statements of operations for the fiscal year ending June 30, 1995. The agreement matures on July 13, 2000 and includes certain financial and informational reporting covenants. The borrow-ings on the line of credit are secured by customer accounts receivable and inventory. Advances can be requested against the line of up to 80 percent of eligible accounts receivable, as defined. Interest on borrowings against the line of credit is Prime + 1 3/4 percent and is payable on a monthly basis. The annual interest rate on borrowings was 10% and 10.75% at June 30, 1996 and 1995, respectively. The equipment term loan of $6,148,959 is secured by the Partnership's equipment. Interest on the loan is at Prime + 2 percent.

On November 1, 1995, the limited partnership interest held by Harvard Private Capital Group, Inc. was reduced from 76.47% to 10% in exchange for the issuance of a face amount $8,910,000 Senior Subordinated Note (the "Note") by the Partnership. The Note has a one year grace period regarding interest, stated rates of 14 percent in the second year and 13 percent in the third and fourth years. The Partnership has discounted this obligation using an effective rate of 10 percent (approximate borrowing rate ofthe Partnership) over the initial maturity date of October 31, 1999, which resulted in a discount on the Note of $492,167 being recorded at issuance. The Partnership has the option of extending the Note for one additional year from initial maturity and the principal is due at maturity. Interest expense is recognized over the term of the Note using the effective interest rate method.

The carrying value of the debt detailed above approximates fair market value.

5.   COMMITMENTS AND CONTINGENCIES

LEASE

The Partnership is a party to a number of noncancellable lease agreements involving its building and equipment. The leases extend for varying periods up to 10 years. Certain equipment leases have purchase options.

The Partnership leases its editing and office facilities under an operating lease agreement which expires in May 2003 with one 10-year extension term. The agreement includes escalation clauses which are tied to the Consumer Price Index. In addition, the Partnership is responsible for all insurance, maintenance, and property taxes.

Minimum future lease obligations on long-term noncancellable leases in effect at June 30, 1996 are as follows:

     FISCAL YEARS                             CAPITAL       OPERATING
     ------------                            --------       ----------

     1997                                    $ 50,385       $  394,790
     1998                                      17,226          435,620
     1999                                         -            492,782
     2000                                         -            533,612
     2001                                         -            542,761
     Thereafter                                   -          1,640,943
                                             --------       ----------
     Total minimum lease payments              67,611       $4,040,508
                                                            ----------
                                                            ----------
     Less--Interest                             6,317
                                             --------
     Capital lease obligations                 61,294
     Less--Current portion                    (44,661)
                                             --------

     Long-term capital lease obligations     $ 16,633
                                             --------
                                             --------

     Building and equipment rent expense for the year ended June 30, 1996 and 1995 was $489,570 and $410,433, respectively.

     LITIGATION

     The Partnership is involved in various claims and legal actions. The Partnership believes, based in part upon consultation with legal counsel, such claims and legal actions, individually or in the aggregate, will not have a material effect on the business or financial condition of the Partnership.

6.   RELATED-PARTV TRANSACTIONS

The Partnership contracted with B & B Systems to perform general contracting, engineering design and other services. The Partnership's former President and CEO, whose employment contract was terminated in June 1994, is a 35 percent owner of B & B Systems. At June 30, 1994, the Partnership owed B & B Systems $617,694 for various services and the Partnership had $240,000 in accrued liabilities relating to the termination of an employment agreement with the former President and CEO. The Partnership subsequently settled the remaining obligations to B & B Systems and the former CEO in fiscal year 1995 for $350,000. The resulting gain on this settlement of $577,694 is included in other income in the accompanying statement of operations in fiscal year 1995.

Harvard Private Capital Group, Inc. (a limited partner in the Partnership) and HD Venture Capital, Inc. (the general partner in the Partnership) provide management services to the Partnership. Management service expenses were $55,000 for the periods ended June 30, 1996 and 1995.

7.   EQUITV INTERESTS IN THE PARTNERSHIP

The following table sets forth, as of June 30, 1996, certain percentages of limited partnership interests as granted to certain officers of the
Partnership:

    NAME AND POSITION                            PERCENT GRANTED
    -----------------                            ---------------

    Rand Gladden
      President and CEO                               3%(1)

    David Cottrell
      Executive Vice President and CFO                2%

    William Romeo
      Vice President of Sales                         2%

    (1) increasing to 5% if certain performance hurdles are satisfied.

These interests were granted at estimated market value at the date of grant and vest at various rates through December31, 1999.

8. SUPPLEMENTAL CASH FLOW INFORMATION AND SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

    Cash paid during the period for interest     $  824,456     $699,790
                                                 ----------     --------
                                                 ----------     --------

    Capital lease obligations                    $      -       $ 85,950
                                                 ----------     --------
                                                 ----------     --------

    Issuance of note payable for Partnership
    interest (Note 4)                            $8,499,861     $     -
                                                 ----------     --------
                                                 ----------     --------

                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                                BALANCE SHEETS

                             AS OF MARCH 31, 1997

                                    ASSETS




                                                                                    MARCH 31,
                                                                                      1997
                                                                                  -------------

CURRENT ASSETS:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . .  $      3,145
  Accounts receivable, less allowance
    for doubtful accounts of $306,000. . . . . . . . . . . . . . . . . . . . . .     3,251,168
  Prepaid expense and other assets . . . . . . . . . . . . . . . . . . . . . . .       324,754
                                                                                  ------------
    Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,579,067
                                                                                  ------------

FIXED ASSETS:
  Leasehold improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,388,782
  Technical equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17,247,324
  Furniture and fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,023,828
                                                                                  ------------
                                                                                    21,659,934


  Less--Accumulated depreciation and amortization. . . . . . . . . . . . . . . .   (12,245,035)
                                                                                  ------------
                                                                                     9,414,899
                                                                                  ------------

OTHER ASSETS:
  Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       179,746
  Organization costs, net of
    amortization of $207,152 . . . . . . . . . . . . . . . . . . . . . . . . . .        46,504
                                                                                  ------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 13,220,216
                                                                                  ------------
                                                                                  ------------


                        HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                                    BALANCE SHEETS

                                 AS OF MARCH 31, 1997

                          LIABILITIES AND PARTNERS' DEFICIT



                                                                    MARCH 31,
                                                                      1997
                                                                   ------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses . . . . . . . . . . . .    $ 3,246,843
  Bank overdraft. . . . . . . . . . . . . . . . . . . . . . . .        149,244
  Current portion of notes payable, capitalized lease
    and financed equipment obligations. . . . . . . . . . . . .      1,815,312
                                                                   -----------
    Total current liabilities . . . . . . . . . . . . . . . . .      5,211,399
                                                                   -----------

LONG TERM LIABILITIES:
  Notes payable, capital lease and financed
    equipment obligations, net of current portion . . . . . . .     14,548,568
  Deferred rent . . . . . . . . . . . . . . . . . . . . . . . .        134,456
                                                                   -----------
    Total liabilities . . . . . . . . . . . . . . . . . . . . .     19,894,423
                                                                   -----------
PARTNERS' DEFICIT . . . . . . . . . . . . . . . . . . . . . . .     (6,674,207)
                                                                   -----------
    Total liabilities and partners' deficit . . . . . . . . . .    $13,220,216
                                                                   -----------
                                                                   -----------

                        HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                      STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

                       FOR THE NINE MONTHS ENDED MARCH 31, 1997




                                    GENERAL       LIMITED
                                    PARTNERS      PARTNERS         TOTAL
                                   ---------    -----------     -----------

BALANCE, June 30, 1996. . . . .    $(97,646)    $(6,546,748)    $(6,644,394)
  Net loss for the nine months
    ended March 31, 1997. . . .        (298)        (29,515)        (29,813)
                                   --------     -----------     -----------

BALANCE, March 31, 1997 . . . .    $(97,944)    $(6,576,263)    $(6,674,207)
                                   --------     -----------     -----------
                                   --------     -----------     -----------

                        HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                               STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996




                                                      1997          1996
                                                   -----------   -----------

Net revenues. . . . . . . . . . . . . . . . . .    $14,822,549   $11,217,987


Costs and expenses:
  Operating costs and other expenses. . . . . .     10,609,407     9,435,892
  Depreciation. . . . . . . . . . . . . . . . .      2,747,654     2,399,519
  Interest. . . . . . . . . . . . . . . . . . .      1,371,657     1,037,798
  Other expense (income). . . . . . . . . . . .        123,644       128,884
                                                   -----------   ------------

    Total costs and expenses. . . . . . . . . .     14,852,362    13,002,093
                                                   -----------   -----------

Net (loss). . . . . . . . . . . . . . . . . . .    $   (29,813)  $(1,784,106)
                                                   -----------   -----------
                                                   -----------   -----------

                        HOLLYWOOD DIGITAL LIMITED PARTNERSHIP

                               STATEMENTS OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996




                                                                                MARCH 31,           MARCH 31,
                                                                                   1997               1996
                                                                               -----------         -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   (29,813)        $(1,786,184)

  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization . . . . . . . . . . . . . . . . . . .        2,747,654           2,399,519
      (Gain) loss on disposition of assets. . . . . . . . . . . . . . . .               --              74,592
      Changes is operating assets and liabilities:
        Trade accounts receivable . . . . . . . . . . . . . . . . . . . .         (830,237)           (523,692)
        Other receivables, prepaid expenses and other assets. . . . . . .         (194,106)             24,033
        Accounts payable and accrued expenses . . . . . . . . . . . . . .         (624,768)            671,998
        Bank overdraft. . . . . . . . . . . . . . . . . . . . . . . . . .          149,244             279,707
                                                                               -----------         -----------
          Net cash provided by operating activities . . . . . . . . . . .        1,217,974           1,139,973
                                                                               -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . . . .       (1,487,250)         (2,401,410)
  Proceeds from sale of assets. . . . . . . . . . . . . . . . . . . . . .               --              21,900
  Repurchase of partnership interest
    (Harvard note discount) - net . . . . . . . . . . . . . . . . . . . .               --             422,515
                                                                               -----------         -----------
          Net cash used in investing activities . . . . . . . . . . . . .       (1,487,250)         (1,956,995)
                                                                               -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .          152,579             727,751
                                                                               -----------         -----------
          Net cash provided by financing activities . . . . . . . . . . .          152,579             727,751
                                                                               -----------         -----------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS. . . . . . . . . . . . . . . . . . . . . . . . . .         (116,697)            (89,271)

CASH AND CASH EQUIVALENTS, beginning of period. . . . . . . . . . . . . .          119,842              89,271
                                                                               -----------         -----------
CASH AND CASH EQUIVALENTS, end of period. . . . . . . . . . . . . . . . .      $     3,145         $         0
                                                                               -----------         -----------
                                                                               -----------         -----------

    The accompanying notes are an integral part of these financial statements

                           THE TODD-AO CORPORATION

                                  Item 7(b)

                       Pro Forma Financial Information

                         THE TODD-AO CORPORATION AND
                    HOLLYWOOD DIGITAL LIMITED PARTNERSHIP
             PRO FORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)


I.   Balance Sheet as of May 31, 1997.

II. Statements of Income for the year ended August 31, 1996 and the nine months ended May 31, 1997.

III. Footnotes to Financial Statements


     The Todd-AO Corporation ("Todd-AO") purchased substantially all of the assets and certain liabilities of Hollywood Digital Limited Partnership ("HD") for cash and Todd-AO Corporation convertible subordinated notes as of June 20, 1997. The following pro forma condensed financial information and explanatory notes are presented to show the pro forma effect of the acquisition of HD on Todd-AO's historical results of operations. The acquisition is reflected in the pro forma condensed financial information using the purchase method of accounting.

     The Pro Forma Condensed Balance Sheet as of May 31, 1996 assumes the acquisition was consummated on that date. The Pro Forma Condensed Income Statements assume the acquisition was consummated on September 1, 1995. Such Pro Forma Condensed Financial Information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they might have been had the acquisition been effected on the assumed dates.

     The Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and notes thereto of Todd-AO, the audited historical financial statements and notes thereto of Hollywood Digital Limited Partnership filed with this report, and the notes to the Pro Forma Condensed Financial Information.

                           THE TODD-AO CORPORATION
               PRO FORMA CONDENSED BALANCE SHEET (Unaudited)
                             AS OF MAY 31, 1997
               (Dollars in thousands, except amounts per share)




                                                                 TODD-AO     HOLLYWOOD                  CONSOLIDATED
                                                                   (1)      DIGITAL (2)     ADJUST       PRO FORMA
                                                               ----------   -----------    --------     ------------

ASSETS
CURRENT ASSETS:
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1,463       $     10     $              $  1,473
  Marketable securities--at cost. . . . . . . . . . . . . .       7,908                                      7,908
  Trade receivables--net. . . . . . . . . . . . . . . . . .      12,564          2,640                      15,204
  Inventories . . . . . . . . . . . . . . . . . . . . . . .         505             91                         596
  Other . . . . . . . . . . . . . . . . . . . . . . . . . .       2,808            115                       2,923
                                                                ----------------------------------        --------
  Total current assets. . . . . . . . . . . . . . . . . . .      25,248          2,856           0          28,104

INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . .         992                                        992
PROPERTY AND EQUIPMENT--NET . . . . . . . . . . . . . . . .      43,324          9,417       2,700 (3)      55,441
GOODWILL--NET . . . . . . . . . . . . . . . . . . . . . . .       5,683              0      14,100 (4)      19,783
OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . . . .       1,076            130                       1,206
                                                                ----------------------------------        --------
TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . .     $76,323       $ 12,403     $16,800        $105,526
                                                                ----------------------------------        --------
                                                                ----------------------------------        --------


LIABILITIES AND
SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
  Accrued payable and accrued liabilities . . . . . . . . .     $ 8,371       $  1,487     $   (20)(5)    $  9,838
  Current maturities of long-term debt. . . . . . . . . . .         558          3,226      (3,197)(5)         587
  Deferred income . . . . . . . . . . . . . . . . . . . . .       1,374                                      1,374
  Other . . . . . . . . . . . . . . . . . . . . . . . . . .          71            227                         298
                                                                ----------------------------------        --------
  Total current liabilities . . . . . . . . . . . . . . . .      10,374          4,940      (3,217)         12,097

LONG-TERM DEBT. . . . . . . . . . . . . . . . . . . . . . .         974         14,904       4,177 (5)      20,055
LONG-TERM CONVERTIBLE NOTES . . . . . . . . . . . . . . . .                                  8,399 (6)       8,399
DEFERRED COMPENSATION . . . . . . . . . . . . . . . . . . .         217                                        217
DEFERRED GAIN:
  SALE OF EQUIPMENT . . . . . . . . . . . . . . . . . . . .       3,804                                      3,804
DEFERRED INCOME TAXES . . . . . . . . . . . . . . . . . . .       4,458                                      4,458

SHAREHOLDERS EQUITY:
  Common stock. . . . . . . . . . . . . . . . . . . . . . .          99                                         99
  Additional capital and other. . . . . . . . . . . . . . .      39,356          3,167      (3,167)(7)      39,356
  Retained earnings . . . . . . . . . . . . . . . . . . . .      17,041        (10,608)     10,608 (7)      17,041
                                                                ----------------------------------        --------
  Total shareholders equity . . . . . . . . . . . . . . . .      56,496         (7,441)      7,441          56,496
                                                                ----------------------------------        --------
TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . .     $76,323       $ 12,403     $16,800        $105,526
                                                                ----------------------------------        --------
                                                                ----------------------------------        --------


                           THE TODD-AO CORPORATION
                   PRO FORMA CONDENSED STATEMENT OF INCOME
           FOR THE TWELVE MONTHS ENDED AUGUST 31, 1996 (Unaudited)
               (Dollars in thousands, except amounts per share)




                                                    TODD-AO       HOLLYWOOD                     CONSOLIDATED
                                                      (1)        DIGITAL (2)       ADJUST         PRO FORMA
                                                   ---------     -----------      --------      ------------

REVENUES. . . . . . . . . . . . . . . . . .        $  62,920       $15,344                        $78,264

COST AND EXPENSES:
  Operating costs and other expenses. . . .           48,962        13,877        $(1,418)(9)      61,421
  Depreciation and amortization . . . . . .            5,374         3,288         (1,248)(10)      7,414
  Interest. . . . . . . . . . . . . . . . .              702         1,500            340 (11)      2,542
  Equipment lease expense--net. . . . . . .              498                                          498
  Other--net. . . . . . . . . . . . . . . .             (242)          (27)                          (269)
                                                   --------------------------------------         -------

  Total costs and expenses. . . . . . . . .           55,294        18,638         (2,326)         71,606
                                                   --------------------------------------         -------


INCOME (LOSS) BEFORE
  INCOME TAXES. . . . . . . . . . . . . . .            7,626        (3,294)         2,326           6,658

INCOME TAXES. . . . . . . . . . . . . . . .            2,782                         (348)(12)      2,434
                                                   --------------------------------------         -------

INCOME (LOSS) FROM
  OPERATIONS. . . . . . . . . . . . . . . .        $   4,844       $(3,294)       $ 2,674         $ 4,224
                                                   --------------------------------------         -------
                                                   --------------------------------------         -------
INCOME PER SHARE. . . . . . . . . . . . . .        $    0.55                                      $  0.48
                                                   ---------                                      -------
                                                   ---------                                      -------

AVERAGE SHARES
  OUTSTANDING . . . . . . . . . . . . . . .        8,845,321                                    8,845,321
                                                   ---------                                    ---------
                                                   ---------                                    ---------


                           THE TODD-AO CORPORATION
                   PRO FORMA CONDENSED STATEMENT OF INCOME
              FOR THE NINE MONTHS ENDED MAY 31, 1997 (Unaudited)
               (Dollars in thousands, except amounts per share)




                                                      TODD-AO         HOLLYWOOD                    CONSOLIDATED
                                                        (1)          DIGITAL (2)    ADJUST          PRO FORMA
                                                     ---------       -----------   --------        ------------

REVENUES. . . . . . . . . . . . . . . . . . . . .      $59,338         $14,823                       $74,161

COST AND EXPENSES:
  Operating costs and other expenses. . . . . . .       45,856          10,610     $  (140)(9)        56,326
  Depreciation and amortization . . . . . . . . .        4,905           2,748      (1,218)(10)        6,435
  Interest. . . . . . . . . . . . . . . . . . . .          483           1,371           9 (11)        1,863
  Equipment lease expense--net. . . . . . . . . .          209               0                           209
  Other . . . . . . . . . . . . . . . . . . . . .         (117)            124                             7
                                                       -----------------------     -------           -------

  Total costs and expenses. . . . . . . . . . . .       51,336          14,853      (1,349)           64,840
                                                       -----------------------------------           -------


INCOME (LOSS) BEFORE
  INCOME TAXES. . . . . . . . . . . . . . . . . .        8,002             (30)      1,349             9,321

INCOME TAXES. . . . . . . . . . . . . . . . . . .        2,813                         475(12)         3,288
                                                       -----------------------------------           -------

INCOME (LOSS) FROM
  OPERATIONS. . . . . . . . . . . . . . . . . . .      $ 5,189         $   (30)    $   874           $ 6,033
                                                       -----------------------------------           -------
                                                       -----------------------------------           -------

INCOME PER SHARE. . . . . . . . . . . . . . . . .      $  0.52                                       $  0.60
                                                       -------                                       -------
                                                       -------                                       -------

AVERAGE SHARES
  OUTSTANDING . . . . . . . . . . . . . . . . . .   10,000,943                                    10,000,943
                                                    ----------                                    ----------
                                                    ----------                                    ----------


                           THE TODD-AO CORPORATION
        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)


[1] Condensed from audited financial statements included in the Todd-AO Corporation Annual Report on Form 10-K for the year ended August 31,1996 and Quarterly Report on Form 10-Q for the nine months ended May 31, 1997.

[2] Recognizes the June 20, 1997 purchase of the assets and certain liabilities (at historical cost) of Hollywood Digital Limited Partnership ("HD") by Todd-AO Corporation.

[3] To reflect purchase accounting valuation increase of HD Equipment to Fair Market Value.

[4] To recognize Goodwill arising from the purchase of HD including estimated legal, accounting, audit and other acquisition related costs ($250M).

[5] The net additional bank borrowings required to assume HD indebtedness arising from acquisition.

[6] To record 3-year convertible notes @ 5% interest issued as the net purchase price due to the sellers of HD. The notes have been adjusted to reduce the total purchase price of the acquisition based on the operating profit (as defined in the agreement) for the 12 months ended June 30, 1997. Interest is paid annually and the notes are convertible to Todd-AO Corporation Class A common stock @ $11.875 per share.

[7]  Elimination of HD equity at acquisition.

[8] Twelve month information is condensed from HD audited income statements for the year ended June 30, 1996. Nine month information is condensed from HD audited income statements for the nine months ended March 31, 1997.

[9]  To eliminate non-recurring legal and other non-operating costs.

[10] To adjust to goodwill amortization for excess purchase costs ($14,100 over 5 years). To adjust depreciation for the Fair Market Value of the property and equipment over the estimated remaining useful life of the assets.

[11] To adjust interest to borrowing rate of Company's institutional lender for debt acquired and assumed in acquisition ($18,829 @ 7.5%). To record interest on convertible notes ($8,399 @ 5%).

[12] To adjust income taxes for income resulting from the inclusion of HD net income in the consolidated net income of the Company, net of the pro-forma adjustments noted above.